                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PRIMEDIA INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share ("Common Stock"), of the Registrant

(2) Aggregate number of securities to which transaction applies: 213,124,209

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total Fee Paid: N/A

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

                                 PRIMEDIA Inc.

                                                              745 FIFTH AVENUE
THOMAS S. ROGERS                                                NEW YORK, NY
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                                10151

                                                                  April   , 2001

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of PRIMEDIA Inc. (the "Company"). The meeting will be held at 10:00 a.m. on Thursday, May 17, 2001, at the Four Seasons Hotel, 57 East 57th St., New York, New York 10022.

Information regarding the business to be conducted at the meeting is set forth in the following formal Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, you will be asked to vote upon the items described in the Notice and then I will report on the Company. You will have an opportunity to meet me and the other members of senior management and to ask questions about the items under consideration as well as other matters relating to the Company's business.

Your vote is important. Therefore, after you read the Notice of Annual Meeting and Proxy Statement, please complete and return promptly the enclosed form of proxy to ensure that your shares will be represented. A return envelope is enclosed for your convenience. You may revoke your proxy at any time before it is exercised at the meeting. Accordingly, you should sign and return your proxy even if you plan to attend the meeting.

I am looking forward to receiving your proxy and meeting you on May 17.

                                          Sincerely,

                                          /s/ Thomas S. Rogers

                                 PRIMEDIA Inc.
                                745 Fifth Avenue
                            New York, New York 10151

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 17, 2001

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Thursday, May 17, 2001, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 at 10:00 a.m. to:

    (1) Elect ten directors;

    (2) Consider amending the Certificate of Incorporation to increase the number of authorized shares of common stock from 250 million to 300 million;

    (3) Act upon the selection of auditors for the fiscal year ending December 31, 2001; and

    (4) Transact such other business as may properly come before the meeting.

Only holders of record of Common Stock, $.01 par value, at the close of business on March 20, 2001, will be entitled to vote at the meeting.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April   , 2001

                                PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished by the Board of Directors (the "Board") of PRIMEDIA Inc. (the "Company" or "PRIMEDIA" and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Thursday, May 17, 2001, at 10:00 a.m., at the Four Seasons Hotel, 57 East 57th St., New York, NY 10022 and at any and all adjournments thereof. Mailing of the proxy statement will commence on or
about April   , 2001. Holders of record of Common Stock, $.01 par value (the
"Common Stock"), at the close of business on March 20, 2001, will be entitled to one vote for each share held on all matters to come before the meeting. On
March 20, 2001, there were outstanding 213,124,209 shares of Common Stock.

A proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

VOTING AT THE MEETING

A majority of the votes entitled to vote on matters at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

Each matter to be voted on requires a majority of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies will be kept confidential, except as necessary to meet legal requirements. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

                            ------------------------

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board and other officers.

Regular meetings of the Board are held each calendar quarter. The organizational meeting will follow immediately after the annual meeting of stockholders. The Board held five meetings in 2000 and also acted by unanimous written consent.

COMMITTEES OF THE BOARD

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below. The biographical information on the nominees for director set forth in this proxy statement includes committee memberships currently held by each nominee.

The AUDIT COMMITTEE meets with management, the Company's independent accountants and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board the engagement of the Company's independent accountants, discusses with the independent accountants their audit procedures and, in connection with determining their independence, reviews the services performed by the independent accountants. The Committee met three times in 2000. Professor Meyer Feldberg and H. John Greeniaus are the members of the Audit Committee and each are independent.

The COMPENSATION COMMITTEE is responsible for administering the Company's compensation programs and remuneration arrangements for its senior executives, including the chief executive officer. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement. The Compensation Committee consists of Henry R. Kravis, Michael T. Tokarz and Perry Golkin and met once in 2000. To meet the requirements for deductability of certain executive compensation under the Internal Revenue Code of 1986, as amended (the "Code"), the Company established in 1999 the Special Compensation Committee, consisting of Professor Feldberg and Mr. Greeniaus, which acted by unanimous written consent in 2000.

The EXECUTIVE COMMITTEE, consists of Thomas S. Rogers, Chairman, and Messrs. Kravis, Tokarz and Golkin and has authority to act for the Board on all matters during intervals between Board meetings. This committee acted by unanimous written consent during 2000.

THE NOMINEES

It is proposed that ten directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked, a proxy will be voted for such persons. Each of the nominees was elected at the last Annual Meeting as a director. The average attendance of the Board and all of its committees during 2000 was over 90%.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the By-Laws to reduce the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES DESCRIBED
BELOW.

THOMAS S. ROGERS                                   Mr. Rogers is Chairman of the Board, Chief
Chairman of the Board, Chief Executive             Executive Officer and a Director of
Officer and Director                               PRIMEDIA and has served in such
Age: 46                                            capacities since October 1999, when he
                                                   joined the Company. Previously he was
                                                   President of NBC Cable from 1988 and
                                                   Executive Vice President of NBC from 1992.
                                                   Mr. Rogers is also Chairman of the
                                                   Executive Committee.
BEVERLY C. CHELL                                   Ms. Chell became Vice Chairman, General
Vice Chairman, General Counsel, Secretary            Counsel and Secretary of PRIMEDIA in
and Director                                         November 1991 and a Director in March
Age: 58                                              1992.

MEYER FELDBERG                                     Professor Feldberg is Professor and Dean
Director                                             of the Columbia University Graduate
Age: 59                                              School of Business and has been since
                                                     1989. He joined the Board in January
                                                     1997. He is also a director of Federated
                                                     Department Stores, Inc. and Revlon, Inc.
                                                     He is the Chairman of the Audit
                                                     Committee and a member of the Special
                                                     Compensation Committee.

PERRY GOLKIN                                       Mr. Golkin became a Director of PRIMEDIA
Director                                             in November 1991. He is a General
Age: 47                                              Partner of KKR Associates and was a
                                                     General Partner of Kohlberg Kravis
                                                     Roberts & Co. ("KKR") from January 1,
                                                     1995 until January 1, 1996 when he
                                                     became a member of the limited liability
                                                     company which serves as the general
                                                     partner of KKR. Prior to 1995, Mr.
                                                     Golkin was an executive at KKR. He is
                                                     also a director of Walter Industries,
                                                     Inc. Mr. Golkin is a member of the
                                                     Compensation and Executive Committees.

H. JOHN GREENIAUS                                  Mr. Greeniaus is the former Chairman and
Director                                             Chief Executive Officer of Nabisco, Inc.
Age: 56                                              He became a director in June 1998. He is
                                                     also a director of CCL Industries and
                                                     True North Communications Inc. He is a
                                                     member of the Audit Committee and the
                                                     Special Compensation Committee.

HENRY R. KRAVIS                                    Mr. Kravis became a Director of PRIMEDIA
Director                                             in November 1991. He is a Founding
Age: 57                                              Partner of KKR and KKR Associates.
                                                     Effective January 1, 1996, he became a
                                                     managing member of the Executive
                                                     Committee of the limited liability
                                                     company which serves as the general
                                                     partner of KKR. He is also a director of
                                                     Accuride Corporation, Amphenol
                                                     Corporation, Borden Inc., The Boyd's
                                                     Collection Ltd., Evenflo Company, Inc.
                                                     The Gillette Company, IDEX Corporation,
                                                     KinderCare Learning Centers, Inc., KSL
                                                     Recreation Corporation, Newsquest plc,
                                                     Owens-Illinois, Inc., Regal Cinemas,
                                                     Inc., Safeway Inc., Sotheby's Holdings,
                                                     Inc., Spaldings Holdings Corporation and
                                                     TI Group plc. Mr. Kravis is Chairman of
                                                     the Compensation Committee and serves on
                                                     the Executive Committee.

SCOTT P. KURNIT                                    Mr. Kurnit became Chief Internet Officer
Chief Internet Officer and Director                  and a Director in March 2001. He also
Age: 47                                              serves as Chief Executive Officer of
                                                     About.com, Inc., which he founded in
                                                     June 1996. From March 1995 to February
                                                     1996, Mr. Kurnit served as President and
                                                     Chief Executive Officer of MCI/News
                                                     Corporation Internet Ventures. From June
                                                     1993 to March 1995, Mr. Kurnit served as
                                                     Executive Vice President of Prodigy
                                                     Service Co.

CHARLES G. MCCURDY                                 Mr. McCurdy became President and a
President and Director                               Director of PRIMEDIA in November 1991
Age: 45                                              and was also Treasurer from 1991 to
                                                     August 1993.

GEORGE R. ROBERTS                                  Mr. Roberts became a Director of PRIMEDIA
Director                                             in March 1992. He is a Founding Partner
Age: 57                                              of KKR and KKR Associates. Effective
                                                     January 1, 1996, he became a managing
                                                     member of the Executive Committee of the
                                                     limited liability company which serves
                                                     as the general partner of KKR. He is
                                                     also a director of Accuride Corporation,
                                                     Amphenol Corporation, Borden Inc.,
                                                     Evenflo Company Inc., IDEX Corporation,
                                                     KinderCare Learning Centers, Inc.,
                                                     Owens-Illinois, Inc., Randall's Food
                                                     Markets, Inc., Safeway, Inc., and
                                                     Spaldings Holdings Corporation.

MICHAEL T. TOKARZ                                  Mr. Tokarz became a Director of PRIMEDIA
Director                                             in November 1991. He is a General
Age: 51                                              Partner of KKR Associates and was a
                                                     General Partner of KKR from January 1,
                                                     1993 until January 1, 1996 when he
                                                     became a member of the limited liability
                                                     company which serves as the general
                                                     partner of KKR. Prior to 1993, Mr.
                                                     Tokarz was an executive at KKR. He is
                                                     also a director of Evenflo Company Inc.,
                                                     IDEX Corporation, KSL Recreation
                                                     Corporation, Nexstar Financial
                                                     Corporation, Spaldings Holdings
                                                     Corporation and Walter Industries, Inc.
                                                     Mr. Tokarz is a member of the
                                                     Compensation and Executive Committees.

Messrs. Kravis and Roberts are first cousins.

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. In 2000, non-employee directors received an annual all inclusive fee of $45,000 for all services on the Board and all committees. In 2000, Messrs. Feldberg and Greeniaus each received stock options to acquire 25,000 shares of Company Common Stock.

A non-employee director may elect to defer all or part of the fee. Deferred amounts are "credited" to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA's average borrowing rate, is credited quarterly for bookkeeping purposes to a director's cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent to the then value of credited shares, at the Company's option, in whole or in part, from his account following retirement or termination of service. Three of the non-employee directors have elected to defer their fees in Common Stock equivalents.

                                 PRIMEDIA INC.
                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (Board), attached hereto as Annex A, the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PRIMEDIA Inc. (Company). During year 2000, the Committee met two times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: March 27, 2001

                                      NAME OF COMMITTEE
                                      CHAIR, Chair
                                      Dean Meyer Feldberg
                                                                          [LOGO]
                                      NAMES OF COMMITTEE
                                      MEMBERS
                                      H. John Greeniaus

                                      [LOGO]

                                ACCOUNTING FEES

The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

Audit Fees..................................................  $2,075,349

Financial Information Systems Design and Implementation
  Fees......................................................          --

All Other Fees..............................................  $3,721,322(1)

------------------------
(1) Includes fees for tax consulting and other non-audit services. The audit committee considered whether the provision of these services is compatible with maintaining Deloitte's independence.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
TO OUR STOCKHOLDERS:

The Compensation Committee is responsible for administering executive compensation programs that are designed to:

   - Match the Company's compensation plans to its business strategies as well as the external business environment;

   - Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

   - Maximize profitability through growth and cost efficiency, balancing appropriately the short-term and long-term goals of the Company;

   - Align the interests of executives with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value; and

   - Target executive compensation at a level sufficient to insure PRIMEDIA's ability to attract and retain superior executives.

The Committee believes that compensation for executive officers should be linked to performance. To achieve correlation between executive compensation and performance, the Company targets a significant portion of the compensation paid to an executive officer, assuming performance targets are met, to be at-risk incentive compensation directly related to the performance of the Company, its business units and its Common Stock. This includes annual cash bonuses, long-term incentive plan awards restricted stock awards, and stock option grants.

BASE SALARY. Base salary is based on a qualitative evaluation of a variety of factors, including level of responsibility and individual performance. It is the policy of the Committee to review base salary of its most senior executives no more frequently than every 14 to 20 months. During 2000, Mr. McCurdy and Ms. Chell, two of the named executives, received salary increases after 24 months.

ANNUAL INCENTIVES. Annual cash bonuses, principally contingent on meeting revenue, earnings and cash flow performance targets, are provided to senior executives and middle-managers. For 2000, over 1,000 senior executives and middle managers participated in the Company's various executive incentive plans. Effective for 1996, the Committee modified its Executive Incentive Compensation Plan (the

"Executive Incentive Plan") to reduce the executive compensation that may be subject to the deductibility limits of Section 162(m) of the Internal Revenue Code of 1954 as amended (the "Code") for certain senior executives of PRIMEDIA including those named in the Executive Compensation Table elsewhere in this proxy statement. Therefore, the most senior executives participate in two executive incentive plans, which together provide the same level of incentive compensation previously provided under the one plan. Mr. Rogers received a fixed bonus of $400,000 in 2000 pursuant to the terms of his employment agreement.

LONG-TERM PERFORMANCE AWARDS. The Company's 1992 Stock Purchase and Option Plan as amended (the "Stock Option Plan") provides that stock options, restricted stock and performance awards may be granted to key executives who contribute to the growth and profitability of the Company. During 2000, stock options were granted under the Stock Option Plan and both restricted stock and options are outstanding under the Plan. During 2000, Mr. Rogers exchanged his restricted shares of Company Common Stock for restricted stock units and agreed to defer receipt of his restricted stock until the occurrence of specified events, such as termination of his employment.

The Committee periodically evaluates its stock option award guidelines. In 2000, the Committee granted options to approximately 118 executives based on the desire to strengthen their focus on long-term stock-based compensation. The executives to whom options were granted in 2000 were determined based on individual performance, future needs of the Company and role within the Company. The size of actual stock option awards was based on a model by job and was adjusted upward or downward based on a subjective evaluation of individual contribution and potential.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
OFFICER. Mr. Rogers' compensation in 2000 was paid in accordance with the terms of his employment agreement entered into when he joined the Company in 1999. For calendar years starting in 2001, during the term of his employment, Mr. Rogers' bonus is determined based on the Company reaching certain earnings and cash flow targets.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY AND OTHER MATTERS. Section 162(m) of the Code generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that it is in the best interests of the Company and its stockholders. As the Company is not currently a taxpayer for federal income tax purposes, the loss of deductibility does not have a current effect on the Company.

                                          COMPENSATION COMMITTEE
                                          Henry R. Kravis, Chairman
                                          Perry Golkin
                                          Michael T. Tokarz

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                              FOR THE PERIOD FROM
                   NOVEMBER 1, 1995 THROUGH DECEMBER 31, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       DEC-95  DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
Primedia Inc.            $100     $89    $104     $98    $136     $98
S&P 500                  $100    $123    $164    $211    $255    $232
Peer Group (7 Stocks)    $100    $102    $122    $152    $168    $185

The above graph assumes a $100 investment on November 1, 1995, the date of PRIMEDIA's initial public offering, and reinvestment of all dividends, in the Company Common Stock, the S&P 500 Index and a composite peer group of education, information and specialty media companies consisting of Harcourt General Inc., Houghton-Mifflin Co., John Wiley & Sons (Class A), Meredith Corp., McGraw-Hill Companies, Reader's Digest Association Inc. (Class A), and Scholastic Corp.

                                DEC-95     DEC-96     DEC-97     DEC-98     DEC-99     DEC-00
                               --------   --------   --------   --------   --------   --------

Primedia Inc.................    $100       $ 89       $104       $ 98       $136       $ 98

S&P 500......................    $100       $123       $164       $211       $255       $232

Peer Group (7 Stocks)........    $100       $102       $122       $152       $168       $185

EXECUTIVE COMPENSATION TABLE

The following table shows, for the fiscal years ending December 31, 1998, 1999 and 2000 the compensation paid by the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company in 2000 in all capacities in which they served:

                                                                             LONG-TERM COMPENSATION
                                                                     ---------------------------------------
                                                                               AWARDS              PAYOUTS
                                             ANNUAL COMPENSATION     --------------------------   ----------
     NAME AND PRINCIPAL                     ----------------------                   RESTRICTED   LONG-TERM       ALL OTHER
          POSITION                 YEAR       SALARY     BONUS(1)    STOCK OPTIONS     STOCK       PLAN(2)     COMPENSATION(3)
-----------------------------    --------   ----------   ---------   -------------   ----------   ----------   ----------------
Thomas S. Rogers(5)..........      2000     $1,200,000   $               --             --                         $12,000
  Chairman and Chief               1999        207,693    400,000      5,000,000     1,380,711
  Executive Officer

Charles G. McCurdy...........      2000     $  679,803   $               --                        $117,600        $62,446
  President                        1999        624,988    404,702        125,000                    105,000         53,376
                                   1998        624,988    469,180        --                         105,000         49,813

Beverly C. Chell.............      2000     $  669,037   $               --                        $117,600        $60,675
  Vice Chairman, General           1999        585,000    378,809         65,000                     98,280         50,092
  Counsel and Secretary            1998        585,000    372,158        --                          98,280         46,792

David G. Ferm................      2000     $  567,306   $348,166        250,000
  Executive Vice President         1999         --          --                --
  and CEO--Business to             1998         --          --                --
  Business Group

John P. Loughlin.............      2000     $  519,614   $538,024        150,000
  Executive Vice President         1999         --          --           --
  and CEO--Consumer Magazine       1998         --          --           --
  and Internet Group

------------------------------

 (1) During the calendar year ended December 31, 1995, all executive officers participated in the Company's executive incentive plan. Under this plan, cash awards are contingent and are based on three factors: (i) an "Earnings Performance Measure," payable if and to the extent that the earnings performance goals set for the calendar year are met, (ii) a "Cash Flow Measure" payable if and to the extent that cash flow goals set for the calendar year are met and (iii) a "Discretionary Performance Measure," based on the executive's individual performance during the calendar year in question as evaluated by the committee overseeing the Executive Incentive Plan. Commencing in 1995, the Company established the PRIMEDIA Senior Executive Non-Discretionary Plan and the PRIMEDIA Senior Executive Performance Plan, which substitutes for the Executive Incentive Plan for the above named executive officers. The Executive Incentive Plan had two components, the formula portion and the discretionary portion. In order to comply with Section 162(m) of the Code, that Plan was split into two plans, one based on a formula and the other discretionary, which in the aggregate provide for the same formula and discretionary bonuses as the Executive Incentive Plan did in the aggregate.

(2) Payments are contingent based on the attainment of cash flow targets pursuant to the Long-Term Plan.

(3) Represents contributions made by the Company for the benefit of the executives to the PRIMEDIA Thrift and Retirement Plan, a defined contribution plan covering more than half of the Company's employees and the PRIMEDIA Restoration Plan, a deferred unfunded program restoring to employees the amount of the Company contribution to the PRIMEDIA Thrift and Retirement Plan which the Company was not permitted to contribute because of the limit on contributions to qualified plans under the Code. For the fiscal year ended December 31, 2000, the Company made contributions on behalf of Messrs. Rogers and McCurdy and Ms. Chell to the PRIMEDIA Thrift and Retirement Plan in the amounts of $11,050, $11,050 and $11,050, respectively, and credited their accounts in the PRIMEDIA Restoration Plan in the amounts of $950, $51,396 and $49,625, respectively.

STOCK OPTION GRANTS IN LAST FISCAL YEAR (1)

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------      POTENTIAL REALIZABLE VALUE AT
                              NUMBER        % OF TOTAL                                  ASSUMED ANNUAL RATES OF STOCK
                           OF SECURITIES      OPTIONS                                  PRICE APPRECIATION FOR TEN-YEAR
                            UNDERLYING      GRANTED TO      EXERCISE                           OPTION TERM (3)
                              OPTIONS      EMPLOYEES IN    PRICE PER    EXPIRATION   ------------------------------------
          NAME              GRANTED (2)     FISCAL YEAR      SHARE         DATE         0%          5%            10%
          ----             -------------   -------------   ----------   ----------   --------   -----------   -----------
Thomas S. Rogers.........           --                                                  $0

Charles G. McCurdy.......           --                                                   0

Beverly C. Chell.........           --                                                   0

David G. Ferm............      250,000         21.63%          17.25      3/9/10         0        2,712,108     6,873,014

John P. Loughlin.........      150,000         12.98%          17.50     4/10/10         0        1,603,681     4,064,043

Increase in market value of PRIMEDIA common stock for all            5% (to                    10% (to
stockholders at assumed annual rates of stock price             $19.4449/share)            $30.9628/share)
appreciation (as used in the table above) from $11.9375 per
share, over the ten-year period, based on approximately          $1,249,987.030            $3,167,712.555
166.5 million shares outstanding on December 31, 2000.

------------------------------

(1) No Stock Appreciation Rights (SARs) were granted to the named executive officers during 2000.

(2) Included in the total aggregate exercise price of the grants made to each of Messrs. Ferm and Loughlin is approximately $100,000 of Incentive Stock Options, which become exercisable along with the balance of their grants in five equal installments commencing on the first anniversary date.

(3) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                             OPTIONS/SARS AT FISCAL           IN-THE-MONEY OPTIONS/
                                SHARES                              YEAR-END                 SARS AT FISCAL YEAR-END
                             ACQUIRED ON       VALUE      -----------------------------   -----------------------------
           NAME              EXERCISE (#)     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             --------------   ----------   ------------   --------------   ------------   --------------
Thomas S. Rogers..........      --               --        2,812,512       2,187,488      $         0       $     0

Charles G. McCurdy........      --               --        2,111,298         120,000       13,293,692        16,250

Beverly C. Chell..........      --               --        1,720,484          62,000       11,225,671         8,125

David G. Ferm.............      --               --                0         250,000                0             0

John P. Loughlin..........      --               --                0         150,000                0             0

LONG-TERM INCENTIVE PLAN AWARDS

The Long-Term Plan was cancelled effective May 2000 for any three year cycles beginning after 2000. Mr. McCurdy and Ms. Chell, the only participants in the Plan, were paid their accrued amounts under the Plan.

PRIMEDIA EMPLOYEE STOCK PURCHASE PLAN

Effective March 29, 2000, the Executive Committee of the Board of Directors and a majority of the stockholders, by written consent, approved and adopted an employee stock purchase plan designed to give employees a greater stake in the Company through increased stock holdings. The following summary describes features of the PRIMEDIA Employee Stock Purchase Plan (the "Plan").

The Plan became effective March 29, 2000 and 5,000,000 shares of Common Stock ($0.01 par value) were reserved for issuance under the Plan. The Plan has a duration of six years, subject to earlier termination by the Board of Directors.

The Plan permits employees to purchase PRIMEDIA Common Stock through payroll deductions during the period from March 30, 2000 through December 31, 2000 and thereafter during consecutive six month periods beginning January 1, 2001 (each, an "Offering Period").

Eligible employees on each offering date are able to purchase full shares through payroll deductions of between 2% and 5% of salary, but in no event shall the fair market value of the shares purchased under the Plan by an employee, as measured as of the first day of each applicable Offering Period, exceed $25,000 in any calendar year. The price an employee pays will be the lesser of 90% of the price on the first business day of each Offering Period or 90% of the price on the last business day of the applicable pay period. Shares for the Plan may be sourced from shares purchased in the open market, treasury shares or authorized and unissued shares. Eligibility was extended to all regular and certain other employees of the Company and of its subsidiaries, as defined in the Plan. Messrs. Rogers and Loughlin participate in the Plan.

The Plan is administered by a committee composed of senior management. The Plan may be amended by the Board of Directors but may not be amended, without prior stockholder approval, to increase the number of shares or to reduce the purchase price per share. The proceeds of the sale of stock and of administrative fees received under the Plan constitute general funds of the Company and may be used by it for any purpose. The Plan provides for proportionate adjustments to reflect stock splits, stock dividends or other changes in the capital stock.

On December 29, 2000, the Company's Common Stock closed at $11.9375 on the New York Stock Exchange, a price lower than March 29, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Kravis, Tokarz and Golkin, none of whom has ever been an officer or employee of the Company. Messrs. Kravis, Tokarz and Golkin are general partners of KKR Associates and members of KKR 1996 GP LLC, the general partners of the partnerships, which own as of March 31, 2001, approximately 60% of the outstanding Common Stock. As general partners of KKR Associates and members of KKR 1996 GP LLC, Messrs. Kravis, Tokarz and Golkin may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates; however, they disclaim such beneficial ownership. See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes that this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Partners of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director's fees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 1999, Mr. Rogers and the Company entered into a four year employment agreement providing for annual salary of $1,200,000, an annual target performance bonus of $800,000 and a potential annual discretionary bonus of up to $1 million based on extraordinary performance. The agreement provides for the grant of restricted stock and stock options as described in the Executive Compensation Table above. Mr. Rogers also has the right to 3% of the equity of any internet ventures formed by the Company in the form of stock options at the option exercise price at which options are initially being granted and to purchase an additional 2% of the equity of such internet ventures at a price per share equal to the option exercise price.

On April 5, 2001 PRIMEDIA sold the capital stock of QWIZ, Inc. and QWIZ (UK) Limited to QWIZ Acquisition Corporation (QWIZ Acquisition) in exchange for
$7 million in cash PLUS preferred stock of QWIZ Acquisition having a liquidation value of $3 million. Mr. Tokarz, one of PRIMEDIA's directors, owns more than 10% of QWIZ Acquisition.

In April 2001, Ms. Chell entered into an agreement with the Company pursuant to which her annual base salary was increased to $700,000 and she became eligible for an additional annual discretionary bonus based on performance in certain areas. In addition, pursuant to the agreement, Ms. Chell is entitled to certain retirement benefits and was granted options to purchase stock in certain internet properties owned and/or operated by the Company.

On October 29, 2000, Mr. Kurnit entered into a four year employment agreement with the Company, which became effective on the closing of the merger with About.com, Inc. Pursuant to the terms of his employment agreement, as amended, Mr. Kurnit became a member of the Company's board of directors, remained the Chief Executive officer of About and became the Chief Internet Officer of the Company. Mr. Kurnit received a sign-on bonus of $36,483, an annual base salary of $600,000 and will be eligible for an annual bonus of at least $1,650,000 based upon the achievement of performance goals established by the chief executive officer of the Company. Mr. Kurnit also was granted options to purchase 2,605,300 shares of the Company Common Stock at an exercise price of $2.85 and 2,211,100 shares of restricted Company Common Stock. The options and restricted shares vest at a rate of 25% per year, subject to Mr. Kurnit's continued employment.

In March 2000, Mr. Ferm and the Company entered into a two year employment agreement providing for annual salary of $700,000, an annual target performance bonus of $420,000 and a sign on bonus of $150,000. The agreement provides for the grant of stock options as described in the Executive Compensation Table above. Mr. Ferm also has the right to stock options to purchase 750,000 common shares of IndustryClick Corp., a subsidiary of the Company, at the option exercise price of $.50 per share. Upon a "change of control" as defined in the agreement all then unvested stock options will immediately vest.

In March 2000, Mr. Loughlin and the Company entered into a three year employment agreement providing for annual salary of $700,000, an annual target performance bonus of $420,000 and a sign on bonus of $250,000. The agreement provides for the grant of stock options as described in the Executive Compensation Table above. Mr. Loughlin also has the right to .67% of three internet ventures in the form of stock options at the option exercise price of $.50 per share. Upon a "change of control" as defined in the agreement all then unvested stock options will immediately vest.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2001 by (i) each beneficial owner of more that five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group. No information is given for named executives who were not officers on March 31, 2001.

                                                                  NUMBER OF
                                                             SHARES BENEFICIALLY
NAME                                                             OWNED(1)(2)       PERCENTAGE
----                                                         -------------------   ----------
KKR Associates (3)
  9 West 57th Street
  New York, New York 10019.................................      112,813,892            53%
KKR 1996 GP LLC(4)
  9 West 57th Street
  New York, New York 10019.................................       16,666,667           7.8
Thomas S. Rogers (2).......................................        4,698,460           2.2
Scott P. Kurnit (2)........................................        3,466,052           1.6
Charles G. McCurdy (2)(5)..................................        2,538,112           1.2
Beverly C. Chell(2)........................................        2,125,357           1.0
Henry R. Kravis (3)........................................               --          *
Meyer Feldberg.............................................           31,250          *
H. John Greeniaus..........................................           65,497          *
Perry Golkin (3)...........................................            3,000          *
George R. Roberts (3)......................................               --          *
Michael T. Tokarz (3)......................................            5,000          *
All directors and executive officers as a group
  (14 persons).............................................       13,282,386           6.0%

--------------------------

 * Less than one percent.

(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Of the shares shown as owned, 3,125,010, 2,111,298, 417,974 and 1,720,484 shares, respectively, for Messrs. Rogers, McCurdy, Kurnit and Ms. Chell are in fact represented by Options which were either exercisable on March 31, 2001 or become exercisable within 60 days thereafter.

(3) Shares of Common Stock shown as owned by KKR Associates are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., KKR 1996 Fund L.P., and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possessed sole voting and investment power. Messrs. Kravis, Roberts, Tokarz and Golkin (directors of PRIMEDIA) and Paul
    E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly, and Scott M. Stuart, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Such persons disclaim beneficial ownership of such shares.

(4) Shares of Common Stock shown as owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P. and possesses sole voting and investment power. Messrs. Kravis, Roberts, Tokarz and Golkin (directors of PRIMEDIA) and Paul E. Raether, Michael W. Michaelson, James H. Greene, Edward A. Gilhuly, Scott M. Stuart, Todd Fisher, Johannes Huth, Alexander Navab and Neil Richardson are the members of KKR 1996 GP LLC. Messrs. Kravis and Roberts constitute the management committee of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such shares.

(5) Includes 160,000 shares held in trust for his minor children.

      CONSIDERATION OF APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK

On March 29, 2001, the board of directors unanimously approved an amendment to the Company's certificate of incorporation to permit the Company to issue up to an additional 50 million shares of common stock. The board directed that the amendment be voted on by stockholders. The form of the proposed amendment is attached to this proxy statement as Annex B.

The Company is currently permitted to issue up to an aggregate of 250 million shares of common stock. As of March 20, 2001, 213,124,209 shares of common stock
were issued and outstanding.           additional shares were reserved for
issuance under the Company's Stock Option Plan.

In connection with the Company's merger with About.com, Inc. (closed
February 28, 2001), the Company issued           shares of common stock. The
board believes the remaining authorized but unissued shares do not provide the Company with an appropriate level of authorized common stock in the event of unanticipated events. Therefore, the board would like to increase the number of shares of common stock that the Company can issue for possible acquisitions, financings and other corporate purposes.

The Company does not currently plan to issue any of the additional shares of common stock and is subject to some restrictions on its ability to do so. New York Stock Exchange Rules require stockholder approval of issuances of common stock under certain circumstances including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding. The board can issue shares from time to time in accordance with SEC and NYSE rules without obtaining the approval of stockholders.

Newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends paid by the Company. Although the authorization would not, in itself, have any effect on your rights as a stockholder, issuance of additional shares of common stock for other than a stock split or dividend could, under certain circumstances, have a dilutive effect on voting rights and earnings per share.

The increase in the Company's authorized share capital must be approved by a majority of all outstanding shares.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE TO 300 MILLION THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

                             SELECTION OF AUDITORS

The Audit Committee has recommended to the Board that Deloitte & Touche LLP, which firm has been the independent accountants of the Company since the Company's inception in 1992, (and its predecessors from 1989) be continued as auditors for the Company. The stockholders are being asked to approve the Board's decision to retain Deloitte & Touche LLP for the fiscal year ending December 31, 2001. A representative of Deloitte & Touche LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF AUDITORS.

                                 OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson & Co., at an anticipated cost less than $5,000, plus reimbursement of out-of-pocket expenses.

Under the federal securities laws, the Company's directors, officers and ten percent stockholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal 1999 all these filing requirements were satisfied.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including certified financial statements and all other information required to be included in an annual report to shareholders, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Stockholders.

                              2002 ANNUAL MEETING

For a stockholder to bring matters before the 2002 Annual Meeting, notice must be received by the Company within the time limits described below. The notice must include a description of the proposed business, the reasons therefore and other specified matters. For a matter to be included in the Company's proxy statement and proxy for the 2002 Annual Meeting, notice must be received by the Company on or before January 15, 2002. In each case, the notice must be given to the Secretary of the Company, whose address is 745 Fifth Avenue, New York, New York, 10151. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April   , 2001

                                    ANNEX A

                            AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

RESPONSIBILITIES

The audit committee's primary responsibilities include:

    - Primary input into the recommendation to the board for the selection and retention of the independent accountant that audits the financial statements of the corporation. In the process, the committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

    - Provision of guidance and oversight to the internal audit function of the corporation, including review of the organization, plans and results of such activity.

    - Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

    - Discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

    - Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

                                    ANNEX B

PROPOSED AMENDMENT TO PRIMEDIA'S RESTATED CERTIFICATE OF INCORPORATION

Article FOURTH is hereby deleted in its entirety and replaced with the following:

FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 350 million shares, consisting of 300 million shares of Common Stock, par value $.01 per share, and 50 million shares of Preferred Stock, par value $.01 per share.


------------------------------------------------------------------------------------------------------------------------------
                                              VOTE BY TELEPHONE AND INTERNET
                                               24 HOURS A DAY, 7 DAYS A WEEK

          TELEPHONE                                      INTERNET                                       MAIL
         800-848-2091                         http://proxy.shareholder.com/prm

Use any touch-tone telephone to vote        Use the Internet to vote your proxy.         Mark, sign and date your proxy card
your proxy. Have your proxy card In         Have your proxy card in hand when            and return it In the postage-paid
hand when you call. You will be             you access the website. You will be          envelope we have provided.
prompted to enter your control              prompted to enter your control
number, located in the box below, and       number, located in the box below, to
then follow the simple directions.          create an electronic ballot.

                                                                     ----------------------------------------------------------
Your telephone or Internet vote authorizes the named                 If you have submitted your proxy by telephone or the
proxies to vote your shares in the same manner as if you             Internet there is no need for you to mail back your proxy.


CALL TOLL-FREE TO VOTE o IT'S FAST AND CONVENIENT                                        CONTROL NUMBER FOR
               800-648-2091                                                          TELEPHONE OR INTERNET VOTING


                                         DETACH PROXY CARD HERE IF YOU ARE NOT
                                            VOTING BY TELEPHONE OR INTERNET
------------------------------------------------------------------------------------------------------------------------------


1. Election of Directors        FOR all nominees              WITHHOLD AUTHORITY to vote               *EXCEPTIONS
                                listed below                  for all nominees listed below.


Nominees: 01-Thomas S. Rogers, 02-Beverly C. Chell, 03-Meyer Feldberg, 04-Perry Golkin, 05-H. John Greenlaus,
          06-Henry R. Kravis, 07-Scott P. Kurnit, 08-Charles G. McCurdy, 09-George R. Roberts, 10- Michael T. Tokarz
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            --------------------------------------------------------------------

2. To approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 250 million to 300 million.


   FOR / /        AGAINST / /         ABSTAIN / /



3. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001.


   FOR / /        AGAINST / /         ABSTAIN / /


In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.


CHANGE OF ADDRESS AND
OR COMMENTS MARK HERE   / /


The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Dated:                       , 2001

___________________________________
          Signature

___________________________________
          Signature



(Please sign, date and return this proxy in       VOTES MUST BE INDICATED
the enclosed postage prepaid envelope.)           (X) IN BLACK OR BLUE INK.  /X/

--------------------------------------------------------------------------------
                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE


--------------------------------------------------------------------------------


PRIMEDIA INC.
745 FIFTH AVENUE
NEW YORK, NEW YORK 10151

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2001


Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Thursday, May 17, 2001 at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:


   (1) To elect ten directors to the Board of Directors;
   (2) To approve amending the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 250 million to 300 million;
   (3) To approve selection of independent public accountants for the fiscal year ending December 31, 2001; and
   (4) Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on March 20, 2001 will be entitled to vote at the meeting or any adjournment thereof.

TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN
THE PROXY CARD ON THE REVERSE SIDE, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Beverly C. Chell
                                         --------------------
                                         BEVERLY C. CHELL
                                         VICE CHAIRMAN AND SECRETARY



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PRIMEDIA Inc.

                                                                    PROXY CARD
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         This proxy is solicited on behalf of the Board of Directors of
                                 PRIMEDIA Inc.
                     for the Annual Meeting on May 17, 2001

      The undersigned appoints Maureen Sheehan and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2001, and at any adjournment or post-ponement thereof, as indicated on the reverse side.

      This proxy, when properly executed, will be voted in the manner directed herein by the under- signed shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.


                                                PRIMEDIA INC.
                                                P.0. BOX 11283
                                                NEW YORK, N.Y.10203-0283


            (Continued, and to be signed and dated on reverse side )
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